Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-42336 and No. 333-71750) and Form S-3 (No. 333-71754 and No. 333-61404) of MaxWorldwide, Inc. of our report dated May 8, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
May 8, 2003